Exhibit 5.1


                           [LETTERHEAD OF WILMERHALE]


                                  May 23, 2006

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880


      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale from time to time of shares of common stock, $0.0001 par value (the "Shares") of Franklin Street Properties Corp., a Maryland corporation (the "Company"), which may be issued and sold by the Company and sold by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

      We are acting as counsel for the Company in connection with the registration for sale of the Shares by the Company and by selling stockholders identified from time to time in supplements to the prospectus included in the Registration Statement. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the "Charter Documents") and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"),
(ii) the Registration Statement has become effective under the Securities Act,
(iii) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Shares have been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, will be validly issued, fully paid and nonassessable.

Franklin Street Properties Corp.
May 23, 2006
Page 2


      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    WILMER CUTLER PICKERING HALE AND DORR LLP


                                    By: /s/ Kenneth A. Hoxsie
                                        --------------------------
                                        Kenneth A. Hoxsie, a Partner